UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 23, 2009

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 South Main Avenue, Sioux Falls, SD		57104
(Address of principal executive office)		(ZIP Code)

(605) 333-7556

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  Other Events.

On April 23, 2009, HF Financial Corp. issued a press release announcing that it has filed notice with the U.S. Department of the Treasury to repurchase all of the 25,000 outstanding shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share.  The repurchase price of the preferred stock is $25 million plus a final accrued dividend.  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01  Financial Statements and Exhibits.

(d)                                Exhibits:

99.1                           Press release dated April 23, 2009 regarding a notice to repurchase preferred stock held by the U.S. Department of the Treasury

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF Financial Corp.
(Registrant)

Date:	April 23, 2009	by	/s/ Curtis L. Hage
Curtis L. Hage, Chairman, President and Chief Executive Officer
(Duly Authorized Officer)

Date:	April 23, 2009	by	/s/ Darrel L. Posegate
Darrel L. Posegate, Executive Vice President,
Chief Financial Officer and Treasurer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 23, 2009 regarding a notice to repurchase preferred stock held by the U.S. Department of the Treasury